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                                                                 Exhibit 10(i)

                            SOTHEBY'S NEVADA, INC.
                     5600 Spring Mountain Road, Suite 104
                           Las Vegas, Nevada 89102


January 13, 2004

Acquavella Contemporary Art, Inc.
c/o Mr. William R. Acquavella
1400 South Virginia Street
Reno, Nevada 89502

Dear Bill:

This letter agreement amends the Agreement of Partnership (the "Partnership Agreement") of Acquavella Modern Art, a Nevada general partnership, dated May 29, 1990, between Sotheby's Nevada, Inc., a Nevada Corporation ("Sotheby's Partner"), and Acquavella Contemporary Art, Inc., a Nevada Corporation ("Acquavella Partner").

By letters of amendment on December 1, 2000, December 15, 2001 and
February 10, 2003, we agreed to extend the term of the Partnership
Agreement through March 31, 2002, March 31, 2003 and March 31, 2004, respectively. By this letter of amendment, we are agreeing to extend the term of the Partnership Agreement for one additional year through March 13, 2005. Accordingly, each of the Sotheby's Partner and the Acquavella Partner hereby agree to amend Section 1.5 (iii) of the Partnership Agreement to delete the reference to December 31, 2000 (subsequently amended to March 31, 2002, March 31, 2003 and March 31, 2004), and substitute therefore the date of "March 31, 2005."

Except as amended hereby, the Partnership Agreement shall remain in full force and effect and is hereby ratified and confirmed.

Please sign this letter agreement in the space provided below. Upon execution on behalf of the Acquavella Partner, this letter agreement shall be effective as of the date of this letter.

SOTHEBY'S NEVADA, INC.

By: /s/ William F. Ruprecht
    ------------------------------
    William F. Ruprecht, President

AGREED AND ACCEPTED
ACQUAVELLA CONTEMPORARY ART, INC.

By: /s/ William R. Acquavella
    ------------------------------
    William R. Acquavella, President